EXHIBIT 11


                              Statement Re Computation of Per Share Earnings
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                                                                         Three Months Ended
                                                                              March 31
                                                                1996                          1995
                                                            -----------                    ----------
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Primary:

  Average shares outstanding:                                   441,072                       439,072

    Net effect of the assumed
      exercise of stock options-
      based on the treasury stock
      method using average stock price                            2,000                         2,333
                                                            -----------                    ----------
        Total                                                   443,072                       441,405
                                                            ===========                    ==========
  Net income                                                   $505,253                    $  525,589
                                                            ===========                    ==========
  Net income per share                                            $1.14                         $1.19
                                                            ===========                    ==========

Fully Diluted:

  Average shares outstanding:                                   441,072                       439,072

  Net effect of the assumed exer-
    cise of stock options-based
    on the treasury stock method
    using average market price or
    period end market price, which
    ever is higher                                                2,000                         2,333
                                                            -----------                    ----------
        Total                                                   443,072                       441,405
                                                            ===========                    ==========
  Net income                                                   $505,253                    $  525,589
                                                            ===========                    ==========
  Net income per share                                            $1.14                         $1.19
                                                            ===========                    ==========


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